SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 20, 2004
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1900 9th Avenue, Suite 1100, Seattle, WA 98101
(Address of Principal Executive Offices, including Zip Code)

(206) 366-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.1

Item 1.01. Entry into a Material Definitive Agreement.

     On July 20, 2004, Corixa Corporation (“Corixa”) entered into a new manufacturing and supply agreement (the “Agreement”) with SmithKline Beecham Corporation d/b/a GlaxoSmithKline Biologicals (“GSK”) covering the supply of Corixa’s flagship adjuvant, monophosphoryl lipid A (“MPL”). Corixa’s MPL adjuvant is added to vaccine products to heighten the immune response to the products’ allergens.

     On September 24, 2004, Corixa filed a current report on Form 8-K (the “Original 8-K”) announcing the Agreement and filing a copy of the Agreement as exhibit 10.1. In connection with the Original 8-K, Corixa sought confidential treatment of portions of the Agreement. This amendment is filed for the sole purpose of refiling the Agreement in connection with a pending application for confidential treatment. The redactions to the Agreement have been amended in accordance with a revised application for confidential treatment filed separately by Corixa with the Securities and Exchange Commission and concurrently with this amended current report.

     A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated into this amended current report by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

10.1*	Letter Amendment to MPL Agreements between Corixa Corporation and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, dated July 20, 2004

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION
Date: October 27, 2004	By:	/s/ Michelle Burris
	Name:	Michelle Burris
	Its:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1*	Letter Amendment to MPL Agreements between Corixa Corporation and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, dated July 20, 2004

*	Confidential treatment has been requested for portions of this exhibit; the omitted material has been separately filed with the Securities and Exchange Commission.